

                                   Appendix A
             -----------------------------------------------------
                         Carolina Power & Light Company
                  (ORGANIZED UNDER THE LAWS OF NORTH CAROLINA)

                    CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                      (NOT AUDITED BY INDEPENDENT AUDITORS)

                               SEPTEMBER 30, 1997

-----------------------------------------------------------------------------------------------------------------------------------

   STATEMENTS OF INCOME
                                                    Three Months Ended          Nine Months Ended          Twelve Months Ended
                                                        September 30               September 30                September 30

   (In thousands except per share amounts)           1997         1996         1997          1996          1997          1996
   ------------------------------------------------------------------------------------------------------------------------------
   Operating Revenues                            $  906,841   $  831,590   $ 2,288,948   $ 2,301,143   $ 2,983,519   $ 3,021,994
   ------------------------------------------------------------------------------------------------------------------------------
   Operating Expenses
     Fuel                                           145,524      141,139       397,774       391,660       521,165       512,778
     Purchased power                                120,242      108,621       294,406       320,298       386,662       420,904
     Other operation and maintenance                152,801      196,123       494,610       538,886       685,864       733,579
     Depreciation and amortization                  119,590       94,283       358,590       280,169       465,348       372,110
     Taxes other than on income                      36,761       37,364       105,286       110,020       135,744       141,178
     Income tax expense                             115,213       82,123       198,078       226,390       241,452       291,832
     Harris Plant deferred costs, net                 5,429        7,812        19,173        20,201        25,687        27,372
   ------------------------------------------------------------------------------------------------------------------------------
         Total Operating Expenses                   695,560      667,465     1,867,917     1,887,624     2,461,922     2,499,753
   ------------------------------------------------------------------------------------------------------------------------------
   Operating Income                                 211,281      164,125       421,031       413,519       521,597       522,241
   ------------------------------------------------------------------------------------------------------------------------------
   Other income
     Allowance for equity funds used during
       construction                                       2            4           118         2,226        (2,097)        2,905
     Income tax credit                                4,789        5,488         9,914        14,319         9,443        22,327
     Harris Plant carrying costs                      1,107        1,530         3,610         5,888         5,021         7,811
     Interest income                                  3,227          689        15,412         2,864        16,610         4,117
     Other income, net                               (6,695)       2,374       (11,173)       14,372        11,795         9,642
   ------------------------------------------------------------------------------------------------------------------------------
         Total Other Income                           2,430       10,085        17,881        39,669        40,772        46,802
   ------------------------------------------------------------------------------------------------------------------------------
   Income Before Interest Charges                   213,711      174,210       438,912       453,188       562,369       569,043
   ------------------------------------------------------------------------------------------------------------------------------
   Interest Charges
     Long-term debt                                  40,630       42,408       121,778       130,437       163,962       177,000
     Other interest charges                           6,191        3,833        16,508        15,738        19,925        19,307
     Allowance for borrowed funds used during
       construction                                    (939)      (1,190)       (3,754)       (3,148)       (7,014)       (4,129)
   ------------------------------------------------------------------------------------------------------------------------------
         Net Interest Charges                        45,882       45,051       134,532       143,027       176,873       192,178
   ------------------------------------------------------------------------------------------------------------------------------
   Net Income                                       167,829      129,159       304,380       310,161       385,496       376,865
   Preferred Stock Dividend Requirements             (2,167)      (2,402)       (5,310)       (7,206)       (7,713)       (9,609)
   ------------------------------------------------------------------------------------------------------------------------------
   Earnings for Common Stock                     $  165,662   $  126,757   $   299,070   $   302,955   $   377,783   $   367,256
   ------------------------------------------------------------------------------------------------------------------------------
   Average Common Shares Outstanding                143,800      143,738       143,591       143,724       143,522       143,881
   Earnings per Common Share                     $     1.15   $     0.88   $      2.08   $      2.11   $      2.63   $      2.55
   Dividends Declared per Common Share           $    0.470   $    0.455   $     1.410   $     1.365   $     1.880   $     1.820





   ---------------------------------------------------------------------------------------------------------------------------------
   See Supplemental Data and Notes to Consolidated Interim
   Financial Statements.
